CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-271871) of Nuveen California Select Tax-Free Income Portfolio of our report dated April 25, 2025, relating to the financial statements and financial highlights which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 7, 2025